Exhibit 10.3


$ 20,000.00                                                    December 31, 1998


The undersigned corporation promises to pay to the order of Gordon Root ($20,000.00) with interest thereon at the rate of eight and one-half percent (8 -1/2%) per annum from date until paid, payable on or before December 31, 1999. If such amount has not been paid by December 31, 1999, the whole sum of both principal and interest will become immediately due and collectible to the holder of this note.

If this note is placed in the hands of an attorney for collection, the undersigned promises and agrees to pay the reasonable collection costs of the holder hereof; and if suit or action is filed hereon, also promises to pay (1) the holder's reasonable attorney's fees to be fixed by the trial court and (2) if any appeal is taken from any decision of the trial court, such further sum as may be fixed by the appellate court, as the holder's reasonable attorney's fees in the appellate court.

                                                 CAPITAL DEVELOPMENT GROUP, INC.


                                                 By:
                                                    ----------------------------
                                                      Michael P. Vahl, President